                                                                    Exhibit 23.5

                        CONSENT OF INDEPENDENT AUDITORS

As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 8K/A, into ATMI Inc.'s previously filed Registration Statement File Nos. 33-77060, 33-93048, 333-49561, 33-56349 and
333-55827. We also consent to the application of our reports to the schedule labeled "Valuation and Qualifying Accounts" as of the dates and period covered by our reports.

                                /s/ Rath, Anders, Dr. Wanner and Partner

                                /s/ Dipl.-Kfm. Kabisch
                                    Vereidigter Buchprufer

                                /s/ Dipl.-Kfm. Metzler
Munich, Germany                     Wirtschaftsprufer
January 11, 2000